November 16, 2001

Trevor Webb
CEO
Rubber Technology International, Inc.
3185 East Washington Blvd.
Los Angeles, CA 90023

RE:     Payment of Fees

Dear Mr. Webb,

     This letter sets forth our understanding whereby Rubber Technology International, Inc. (RTEK) has agreed to issue the undersigned 62,500 shares of RTEK common stock (the "Shares") in exchange for $2,500. in compensation for services rendered RTEK. Said issuance shall be registered on Form S-8 with the Securities and Exchange Commission (the "Registration Statement").

If this letter correctly sets forth your understanding and agreement with respect to the matters mentioned above, please execute and return one copy of this Agreement to the undersigned personal service or facsimile and U.S. Mail.

                                        Very truly yours,

                                        /s/ Robert Zwierlein
                                        Robert Zwierlein